David T.
     Thomson P.C.______________________________Certified Public Accountants





     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



I have issued my report dated January 28, 2003 accompanying the financial statements of Graphix2Go, Inc., for the period ended December 31, 2002 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2/A-1. I also hereby consent to the reference to this firm under "Experts" in this Registration Statement.


/s/ David T. Thomson, P. C.


Salt Lake City, Utah
February 18, 2003

























           P.O. Box 571605 * Murray, Utah 84157 * (801) 966-9481